Exhibit 10.6

CONSOLIDATED SECOND AMENDMENT

This CONSOLIDATED SECOND AMENDMENT (this “Amendment”) dated as of August 9, 2016 is by and among AIR T, INC., a Delaware corporation (“Air T”), MOUNTAIN AIR CARGO, INC., a North Carolina corporation (“Mountain Air”), GLOBAL GROUND SUPPORT, LLC, a North Carolina limited liability company (“Global Ground”), CSA AIR, INC., a North Carolina corporation (“CSA”), GLOBAL AVIATION SERVICES, LLC, a North Carolina limited liability company (“Global Aviation”), AIR T GLOBAL LEASING, LLC, a North Carolina limited liability company (“Air T Leasing” and together with Air T, Mountain Air, Global Ground, CSA and Global Aviation, each a “Borrower” and collectively, the “Borrowers”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Bank”). Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, a $20 million revolving credit facility was previously established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated April 1, 2015 between the Borrowers and the Bank;

WHEREAS, the Borrowers have requested that the Bank (i) amend the Loan Documents to increase the Revolving Commitment to $25 million, (ii) extend the maturity date to April 1, 2018 and (iii) make certain other changes to the financial covenants set forth in the Credit Agreement as more particularly described herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to the Credit Agreement.

(a)     The following definition is hereby added to Section 1.01 in the appropriate alphabetical order:

“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding Equity Interests are owned by any one or more of Air T and Air T’s other Wholly-owned Subsidiaries at such time.

(b)     The following definitions set forth in Section 1.01 are hereby amended and restated to read as follows:

“Consolidated Asset Coverage Ratio” means, as of any date of determination for the Borrowers on a consolidated basis, the ratio of (a) the sum of accounts receivable as of such date plus Eligible Inventory as of such date plus fixed assets net of depreciation as of such date plus the cash value of any life insurance policy owned by a Borrower which has been assigned to the Bank pursuant to documentation satisfactory to the Bank as of such date to (b) the sum of the principal balance of all Revolving Loans outstanding as of such date plus 100% of the amount of the guaranty provided by Air T to BMO Harris Bank N.A. (which was $1,600,000 on the date of the First Amendment dated as of July 15, 2016 among the Borrowers and the Bank) pursuant to a Limited Guaranty dated on or about July 18, 2016 given by Air T in favor of BMO Harris Bank N.A.

“Consolidated EBITDA” means, for any period, for the Borrowers and their Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrowers for such period, (c) depreciation and amortization expense for such period, all as determined in accordance with GAAP and (d) other non-cash charges acceptable to the Bank in its discretion; provided, that the aggregate amount that may be added to Consolidated EBITDA for any Subsidiaries that are not Wholly-owned Subsidiaries shall not exceed 20% of Consolidated EBITDA (determined prior to giving effect to any contribution to Consolidated EBTIDA for any Subsidiaries that are not Wholly-owned Subsidiaries).

“Consolidated Tangible Net Worth” means, as of any date of determination, the total of all assets appearing on the consolidated balance sheets of the Borrowers and their Subsidiaries prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis after deducting therefrom (without duplication of deductions):

(a)     the book amount of all intangible assets including, without limitation, such items as goodwill (whether representing the cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, licenses and rights in any thereof;

(b)     all reserves, including, without limitation, reserves for liabilities, fixed or contingent, deferred income taxes, depreciation, depletion, obsolescence, amortization, insurance and inventory valuation carried by the Borrowers and not deducted from assets;

(c)     all capitalized expenses and deferred charges and unamortized debt discount and expense;

(d)     Consolidated Total Liabilities;

(e)     any minority Equity Interest in any Person;

(f)     Indebtedness of any Affiliate, officer or director of a Borrower owed to a Borrower; and

(g)     any items not included in subdivisions (a) through (f) above which would be treated as intangibles under Generally Accepted Accounting Principles;

provided, that the aggregate amount that may be added to Consolidated Tangible Net Worth for any Subsidiaries that are not Wholly-owned Subsidiaries shall not exceed 20% of Consolidated Tangible Net Worth (determined prior to giving effect to any contribution to Consolidated Tangible Net Worth for any Subsidiaries that are not Wholly-owned Subsidiaries).

“Maturity Date” means April 1, 2018.

“Revolving Commitment” means the Bank’s obligation to make Revolving Loans in an aggregate principal amount at any one time not to exceed $25,000,000.

“Revolving Note” means the promissory note of the Borrowers of even date herewith in the maximum principal amount of $25,000,000.

(b)     Section 7.11(c) and (d) are hereby amended and restated to read as follows:

“(c)     Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of $18,000,000, increased on a cumulative basis as of the end of each fiscal year of the Borrowers, commencing with the fiscal year ending March 31, 2017, by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal year then ended.

“(d)     Consolidated Asset Coverage Ratio. Permit the Consolidated Asset Coverage Ratio as of the end of any fiscal quarter of the Borrowers set forth below to be less than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2016	N/A	1.25	1.25	1.50
2017	1.50	1.75	1.75	1.75
thereafter	1.75	1.75	1.75	1.75

(c)     A new Section 7.12 is hereby added to read as follows:

“Section 7.12     Assets held for Lease. Permit the aggregate amount of assets of the Borrowers leased or held for lease to exceed $5,000,000 at any time.”

2.     Amendments to the Revolving Note.

(a)     The reference to “April 1, 2017” as the maturity date in the opening paragraph of the Revolving Note is hereby changed to “April 1, 2018”.

(b)     Each reference to “$20,000,000” in the Revolving Note is hereby replaced with “$25,000,000” and the reference to “TWENTY MILLION AND NO/100 DOLLARS” therein is hereby replaced with “TWENTY-FIVE MILLION AND NO/100 DOLLARS”.

3.     Amendment to Security Agreement. All references to “$20 million” when referring to the maximum principal amount available under the revolving credit facility and the stated amount of the Revolving Note are hereby amended to read “$25 million”. The Borrowers agree that the Obligations (as defined in the Security Agreement) secured by the Collateral (as defined in the Security Agreement) pledged under the Security Agreement include the Revolving Note in the principal amount of $25,000,000.

4.     Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Bank of:

(a)     duly executed counterparts of this Amendment from the Borrowers;

(b)     each of the following for each Borrower in form and substance satisfactory to the Bank:

(i)     copies of the articles of incorporation (or articles of organization) and the bylaws (or operating agreement) certified by a secretary or assistant secretary to be true and correct as of the date hereof;

(ii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Bank may require evidencing the identity, authority and capacity of each person thereof authorized to act in connection with this Amendment; and

(iii)     such documents and certifications as the Bank may require to evidence that such entity is duly formed, and validly existing, in good standing and qualified to engage in business in its state of formation;

(c)     receipt of an opinion of counsel to the Borrowers in form and substance satisfactory to the Bank;

(d)     a UCC search for each Borrower showing no liens or security interests other than Permitted Encumbrances;

(e)     an upfront fee equal to $25,000; and

(f)     such other documents, instruments and approvals as the Bank may reasonably request.

5.     Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

6.     Reaffirmation of Representations and Warranties. Each Borrower represents and warrants that (a) each of the representations and warranties set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period) and (b) no Default has occurred and is continuing.

7.     Reaffirmation of Obligations. Each Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Loan Documents.

8.      No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9.     Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

10.     Costs and Expenses. The Borrowers agree that they shall pay, upon demand by the Bank, the costs and expenses of the Bank in connection with the execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of counsel to the Bank.

11.     Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

AIR T, INC.

By:     /s/ Candice Otey                           (SEAL)

Name:     Candice Otey

Title:     Chief Financial Officer

MOUNTAIN AIR CARGO, INC.

By:     /s/ Candice Otey                           (SEAL)

Name:     Candice Otey

Title:     Chief Financial Officer

GLOBAL GROUND SUPPORT, LLC

By:     /s/ Candice Otey                           (SEAL)

Name:     Candice Otey

Title:     Chief Financial Officer

CSA AIR, INC.

By:     /s/ Candice Otey                           (SEAL)

Name:     Candice Otey

Title:     Chief Financial Officer

GLOBAL AVIATION SERVICES, LLC

By:     /s/ Candice Otey                           (SEAL)

Name:     Candice Otey

Title:     Chief Financial Officer

AIR T GLOBAL LEASING, LLC

By:     /s/ Candice Otey                           (SEAL)

Name:     Candice Otey

Title:     Chief Financial Officer

IN WITNESS WHEREOF, the Bank caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ G. Christopher Hill
G. Christopher Hill
Senior Vice President